UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

EAGLE BANCORP INC.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7830 Old Georgetown Road, Third

Floor Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-1800

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

In consultation with the Audit Committee, the Board of Directors of Eagle Bancorp, Inc. (the “Company”) determined to review the selection of the Company's independent auditor for the fiscal year beginning January 1, 2021. On September 30, 2020, the Company issued a Request for Proposal (the “RFP”) to several independent accounting firms, including the Company's current independent registered public accounting firm, Dixon Hughes Goodman LLP (“DHG”), to conduct a competitive process to engage an independent registered public accounting firm. On October 5, 2020, DHG informed the Company that it would not submit a proposal for consideration and declined to stand for re-appointment as the Company’s independent auditor for the fiscal year beginning January 1, 2021, following the completion of the audit of the fiscal year ended December 31, 2020. The Company is still undergoing the RFP process and will seek and appoint a new independent auditor for the fiscal year beginning January 1, 2021.

During the fiscal years ended December 31, 2018 and December 31, 2019, there were no disagreements, either resolved to DHG’s satisfaction or not, between the Company and DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years.

For the fiscal year ended December 31, 2018, DHG’s report on the financial statements of the Company did not contain an adverse opinion, a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2018, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

For the fiscal year ended December 31, 2019, DHG’s report on the Company’s financial statements did not contain a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. DHG’s report on the Company's internal control over financial reporting for the fiscal year ended December 31, 2019 contained an adverse opinion with respect to the Company’s internal control over financial reporting as of December 31, 2019. As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2020, management concluded that the Company had not maintained effective internal control over financial reporting as of December 31, 2019 due to the material weakness described in the Form 10-K. The subject matter of the material weakness was discussed by the Audit Committee with DHG and, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on August 10, 2020, management has been testing the Company’s enhanced controls over the course of the 2020 fiscal year to determine whether they operate effectively over time. That testing process was completed as of the date of the filing of the Quarterly Report on Form 10-Q and management believes that the enhanced controls are operating effectively and the deficiencies that contributed to the material weakness have been remediated, subject to the results of the year-end audit of DHG. The factors contributing to the remediation of the material weakness are described in the Form 10-Q. During the fiscal year ended December 31, 2019, there were no other “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided DHG with a copy of the disclosures that it is making in this Current Report on Form 8-K prior to the time it was filed with the SEC. The Company requested that DHG furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein (and, if not, stating the respects in which it does not agree). A copy of DHG’s letter, dated October 7, 2020, is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Dixon Hughes Goodman LLP to the Securities and Exchange Commission, dated October 7, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: October 7, 2020	By:	/s/ Charles D. Levingston
Charles D. Levingston
Chief Financial Officer